Exhibit 10.51

SECOND AMENDED AND RESTATED JOINT USE AGREEMENT
(SHARED INFRASTRUCTURE)

by

FLORIDA EAST COAST RAILWAY, L.L.C., a Florida limited liability company, as FECR;

and

ALL ABOARD FLORIDA-OPERATIONS LLC, a Delaware limited liability company and formerly known as FDG Passenger ROW Holdings LLC,
as AAF.

DATED: December 27, 2016

SECOND AMENDED AND RESTATED JOINT USE AGREEMENT (SHARED
INFRASTRUCTURE)

This SECOND AMENDED AND JOINT USE AGREEMENT (SHARED INFRASTRUCTURE) (as may be further amended, restated, replaced, supplemented or otherwise modified, this “Agreement”) is made this 22nd day of December, 2016 between Florida East Coast Railway, L.L.C., a Florida limited liability company, whose address is 7411 Fullerton Street, Suite 300, Jacksonville, Florida 32256 (including its successors and assigns, “FECR”) and ALL ABOARD FLORIDA -- OPERATIONS LLC, a Delaware limited liability company (f/k/a FDG Passenger ROW Holdings LLC, a Delaware limited liability company), whose address is 2855 Lejeune Road, 4th Floor, Coral Gables, Florida 33134 (including its successors and assigns, “AAF”). This Agreement amends, restates and replaces in its entirety that certain Amended and Restated Joint Use Agreement (Shared Infrastructure), dated June 13, 2014 by and between FECR and AAF (the “First Restated Joint Use Agreement”) which amended, restated and replaced in its entirety that certain Joint Use Agreement (Shared Infrastructure), dated February 28, 2014 by and between FECR and AAF (the “OriginalAgreement”),which, in turn, amended, restated and replaced in its entirety that certain Passenger Services Use Agreement and that certain Joint Use Agreement (Shared Infrastructure), each dated as of December 20, 2007 (the “2007 Use Agreements”).

WITNESSETH:

WHEREAS, FECR and AAF are parties to (i) that certain Second Amended and Restated Grant of Passenger Service Easement (Miami to West Palm Beach) (as may be further amended, restated, replaced, supplemented or otherwise modified, the “Miami to West Palm Beach Passenger Easement”) and (ii) that certain Second Amended and Restated Grant of Passenger Service Easement (West Palm Beach to Cocoa) (as may be further amended, restated, replaced, supplemented or otherwise modified, the “West Palm Beach to Cocoa Passenger Easement”). The Miami to West Palm Beach Passenger Easement and the West Palm Beach to Cocoa Passenger Easement, as each may be further amended, restated, replaced, supplemented or otherwise modified are collectively referred to herein as the “Passenger Easements”;

WHEREAS, FECR owns the Burdened Property (as defined in Section 1.1(h) of this Agreement) and currently operates Freight Service (as defined in Section 1.1(c) of this Agreement) on, along, over, under and across the Burdened Property;

WHEREAS, the parties contemplate that AAF will install, place, construct, occupy, use and operate rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities and equipment, utilities, structures and/or improvements (including, without limitation, stations, platforms, stairways, escalators, and elevators) on, along and over the Burdened Property in connection with Passenger Service provided pursuant to the Passenger Easements;

WHEREAS, AAF desires to utilize the FECR Infrastructure (as that term is defined in Section 1.1(b) of this Agreement) in connection with its Passenger Service, and FECR is willing to grant AAF the right to utilize the FECR Infrastructure;

WHEREAS, FECR desires to utilize the AAF Infrastructure (as that term is defined in Section 1.1(a) of this Agreement) in connection with its Freight Service, and AAF is willing to grant FECR the right to utilize the AAF Infrastructure;

WHEREAS, the parties desire to set forth in this Agreement the terms and conditions upon which FECR will continue to provide Freight Service on, along and over the FECR Infrastructure, and will provide Freight Service on, along and over the Shared Infrastructure (as that term is defined in Section 1.1(g) of this Agreement), and AAF will provide Passenger Service on, along and over the AAF Infrastructure and the Shared Infrastructure;

WHEREAS, it is the mutual intent of AAF and FECR that this Agreement, the Passenger Easements, the “Memorandum of Joint Use Agreement” (as defined in Section 16.9 of this Agreement) and each of their respective terms and material provisions, each as may be further amended, restated, replaced, supplemented or otherwise modified by the parties from time to time, are integrally interrelated and interdependent, and constitute, and shall be deemed to constitute, a single, unitary and indivisible agreement; and

WHEREAS, it is, and since the execution of the 2007 Use Agreement has been, the mutual intent of AAF and FECR that all terms, covenants, provisions, conditions, rights, remedies, duties and obligations set forth in the Passenger Easements, this Agreement and the Memorandum of Joint Use Agreement, each as may be further amended, restated, replaced, supplemented or otherwise modified by the parties, are integrally related to and necessary to effectuate the value, use and enjoyment of the parties’ underlying real property interests (including the Burdened Property, the Passenger Easements, the FECR Infrastructure and the AAF Infrastructure), including without limitation the terms, covenants, provisions, conditions, rights, remedies, duties and obligations set forth in Sections 2, 3, 5, 6, 8, 10 and 12 of this Agreement (collectively, the “Auxiliary Covenants”), and shall constitute real covenants running with such underlying real property interests and shall, to the fullest extent practicable under applicable law, bind any party having any right, title or interest in or to the Burdened Property, the Passenger Easements, the FECR Infrastructure, the AAF Infrastructure or any part thereof, as well as their respective successors and assigns.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend and restate the First Restated Joint Use Agreement as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	As used in this Agreement, the following terms shall mean the following:

(a)          “AAF Infrastructure” shall mean and include all rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities and equipment, utilities, and improvements installed, placed or constructed by AAF on, along or over the Burdened Property pursuant to the applicable Passenger Easement and Auxiliary Covenants for use in connection with this Agreement. Schedule 1.1to this Agreement sets forth a description of the AAF Infrastructure that has been, and will be, constructed on, along or over the Burdened Property. Schedule 1.1 shall be amended from time to time to reflect additions to, and retirements from, the AAF Infrastructure. The AAF Infrastructure shall not include (i) stations, platforms, buildings and structures, stairways, escalators, elevators, parking areas, tracks constructed for the maintenance or storage of passenger cars and locomotives, Or other facilities used or useful solely in connection with Passenger Service, and (ii) such other rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities and equipment, utilities, and improvements as AAF may install, place, construct, occupy, use or operate on, along, over, under and across the Burdened Property from time to time pursuant to the applicable Passenger Easement and Auxiliary Covenants and Section 2.4(a) of this Agreement (unless AAF and FECR mutually agree to incorporate such rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities and equipment, utilities, and improvements in the Shared Infrastructure).

(b)          “FECR Infrastructure” shall mean and include all rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities and equipment, utilities, and improvements installed, placed or constructed by FECR on, along or over the Burdened Property. Schedule 1.1 to this Agreement sets forth a description of the FECR Infrastructure that has been, and will be, constructed on, along or over the Burdened Property. Schedule 1.1 shall be amended from time to time to reflect additions to, and retirements from, the FECR Infrastructure. The FECR Infrastructure shall not include (i) sidings, spur and industrial tacks, railroad yards, terminals, intermodal facilities, automotive transfer facilities, transload stations, buildings and structures, parking areas, tracks constructed for the maintenance or storage of freight cars and locomotives, or other facilities used or useful solely in connection with Freight Service, and (ii) such other rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities and equipment, utilities, and improvements as FECR may install, place, construct, occupy, use or operate on, along, over, under and across the Burdened Property from time to time in connection with its Freight Service and Section 2.4(b) of this Agreement (unless AAF and FECR mutually agree to incorporate such rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities and equipment, utilities, and improvements in the Shared Infrastructure).

(c)          “Freight Service” shall mean any and all uses and purposes in connection with, consistent with, or relating to freight rail operations on, along, over, under and across the Burdened Property, including without limitation installing, placing, constructing, occupying, using, operating, altering, maintaining, repairing, renewing and replacing rail, ties, ballast, other track material, signals and communications facilities and equipment, utilities, structures, and/or improvements that are reasonably necessary or desirable or legally required in connection with the provision of freight rail service; operating trains, rail cars, business cars, locomotives, hirail vehicles and other rail equipment for the movement of freight in overhead and local service; interchanging rail cars with other freight railroads; providing pickups, setoffs, transloading services or storage in transit; and any and all other activities that are ancillary or related to the transportation of freight on or along the Burdened Property. Freight Service shall also include intercity rail passenger service provided by the National Railroad Passenger Corporation (“Amtrak”) pursuant to the Rail Passenger Service Act to the extent that such Amtrak service is provided on tracks and facilities constructed or owned by FECR on or along the Burdened Property, but shall not include Amtrak service to the extent that such Amtrak service is provided on tracks and facilities constructed or owned by AAF.

(d)          “Initial Permanent Schedule” shall mean the schedule of passenger and freight train operations and transit times upon commencement of Passenger Service on, along and over the Shared Infrastructure set forth in Schedule 4.2 to this Agreement.

(e)          “RTC Simulation” shall mean a simulation of passenger and freight train operations on, along and over the Shared Infrastructure conducted jointly by AAF and FECR from time to time as provided in this Agreement.

(I)          “Passenger Service” shall mean any and all uses and purposes in connection with, consistent with, or relating to passenger railroad operations on, along, over, under and across the Burdened Property, including without limitation installing, placing, constructing, occupying, using, operating, altering, maintaining, repairing, renewing and replacing rail, ties, ballast, other track material, signals and communications facilities and equipment, utilities, stations, platforms, stairways, escalators, elevators, structures, and/or improvements that are reasonably necessary or desirable or legally required in connection with the provision of passenger railroad service; operating trains, rail cars, locomotives and other rail equipment for the movement of passengers in intercity, commuter, transit, excursion and special passenger train service (including construction trains and test trains operated prior to the commencement of revenue service); and any and all other activities that are ancillary or related to the transportation of passengers on or along the Burdened Property. Passenger Service shall also include intercity rail passenger service provided by Amtrak pursuant to the Rail Passenger Service Act to the extent that such Amtrak service is provided on tracks and facilities constructed or owned by AAF on or along the Burdened Property, but shall not include Amtrak service to the extent that such Amtrak service is provided on tracks and facilities constructed or owned by FECR.

(g)          “Shared Infrastructure” shall mean and include (i) the AAF Infrastructure shown on Schedule 1.1, as amended from time to time; and (ii) the FECR Infrastructure shown on Schedule 1.1, as amended from time to time.

(h)          “Burdened Property” shall mean, collectively, the Burdened Property as defined in the Miami to West Palm Beach Passenger Easement and the West Palm Beach to Cocoa Passenger Easement.

(i)             Other Defined Terms. Capitalized terms that are not otherwise defined herein shall have the meaning set forth in the applicable Passenger Easement. For purposes of this Agreement, “person” means any natural person, corporation, business trust, joint venture, association, company, partnership, limited or unlimited liability company, individual or family trust, or government or any agency or political subdivision thereof.

1.2	Interpretation Generally.

(a)          Unless otherwise defined herein, all words, terms and phrases used in this Agreement shall be construed in accordance with the generally applicable definition or meaning of such words, terms and phrases in the railroad industry.

(b)          References herein to any agreement or contract mean such agreement or contract as restated and/or amended. As used in this Agreement, the word “including” means “without limitation,” and terms such as “herein”, “hereof’, “hereby”, “hereunder” and “hereinafter” refer to this Agreement as a whole and not to the particular sentence, paragraph or section where such words appear, unless the context otherwise requires. All personal pronouns used in this Agreement shall include the other genders whether used in the masculine or feminine or neuter gender, and the singular shall include the plural, and vice versa, unless the context otherwise requires.

(c)          AAF and FECR acknowledge that the language used in this Agreement was developed, negotiated and chosen by both parties and expresses their mutual intent, and that, in interpreting this Agreement, no rule of strict construction shall be applied in favor of or against either party hereto.

2.	GRANT OF OPERATING RIGHTS

2.1          Grant of Operating Rights to AAF. Subject to the terms and on the conditions set forth in this Agreement, FECR hereby grants to AAF the right to operate its trains, locomotives, rail cars, and rail equipment with its own crews over the FECR Infrastructure. AAF may exercise the rights granted to it in this Section 2.1 solely for the purpose of providing Passenger Service.

2.2          Grant of Operating Rights to FECR. Subject to the terms and on the conditions set forth in this Agreement, AAF hereby grants to FECR the right to operate its trains, locomotives, rail cars, and rail equipment with its own crews over the AAF Infrastructure. FECR may exercise the rights granted to it in this Section 2.2 solely for the purpose of providing Freight Service.

2.3          Use Of Shared Infrastructure.

(a)          Subject to the provisions of the Passenger Easements and this Agreement, AAF shall have the exclusive right to provide Passenger Service on, along and over the Shared Infrastructure. AAF may operate passenger trains in either direction on, along and over the Shared Infrastructure. AAF shall have the right of ingress and egress to any tracks, switches, turnouts, or other rail facilities on, along or near the FECR Infrastructure and included in the Shared Infrastructure, and to any additional tracks, switches, turnouts, or other rail facilities that AAF may install, place or construct on, along and over the Burdened Property pursuant to the applicable Passenger Easement and/or this Agreement (including the applicable Auxiliary Covenants). The rights granted to AAF by this Agreement do not include the right to use the Shared Infrastructure for Freight Service, and shall not be exercised in a manner that unreasonably interferes with the use of the Shared Infrastructure by FECR for Freight Service.

(b)          Pursuant to Sections 1.1 and 2.5 of each of the Passenger Easements, AAF shall have the right to grant rights to operate Passenger Service over the Shared

Infrastructure to one or more designees. Unless otherwise provided in an agreement with such designee(s) to which AAF and FECR are parties, trains operated by, or moving in the account of, such designees shall be considered as trains of AAF for purposes of this Agreement. Such designee(s) shall at all times conduct passenger operations in accordance with (i) all applicable government regulations, (ii) the terms and conditions set forth in this Agreement (or such other agreement(s) to which such designee, AAF and FECR are parties), and (iii) all applicable operating rules and standards established from time to time pursuant to this Agreement, and shall not unreasonably interfere with the use of the Shared Infrastructure by FECR for Freight Service. AAF may grant rights to Amtrak to operate intercity passenger rail service on, along or over the Shared Infrastructure in accordance with applicable law to the extent that such Amtrak service is provided on tracks and facilities constructed or owned by AAF, but shall not have the right to grant such rights to Amtrak over tracks and facilities constructed or owned by FECR on, along or over the Burdened Property.

(c)          Subject to the provisions of the Passenger Easements and this Agreement, FECR shall have the exclusive right to provide Freight Service on, along and over the Shared Infrastructure. FECR may operate freight trains in either direction on, along and over the Shared Infrastructure. FECR shall have the right of ingress and egress to any tracks, switches, turnouts, or other rail facilities on, along or near the AAF Infrastructure and included in the Shared Infrastructure, and to any additional tracks, switches, turnouts, or other rail facilities that FECR may install, place or construct on, along and over the Burdened Property pursuant to the applicable Passenger Easement and/or this Agreement (including the applicable Auxiliary Covenants). The rights granted to FECR by this Agreement do not include the right to use the Shared Infrastructure for any Passenger Service, and shall not be exercised in a manner that unreasonably interferes with the use of the Shared Infrastructure by AAF for Passenger Service. FECR shall not provide, or authorize any third party to provide, Passenger Service on, along or over the Shared Infrastructure; provided, however, that FECR may grant rights to Amtrak to operate intercity passenger rail service on, along or over the Shared Infrastructure in accordance with applicable law to the extent that such Amtrak service is provided on tracks and facilities constructed or owned by FECR, but shall not have the right to grant such rights to Amtrak over tracks and facilities constructed or owned by AAF on, along or along the Burdened Property.

(d)          The Freight Service operated by FECR on the AAF Infrastructure may include both overhead and local train movements. FECR shall have the right to serve all existing or future freight shippers, receivers and terminal facilities (including any existing or future intermodal facilities, automotive transfer facilities, transload operations, ports, industrial facilities or facilities of any type) that connect to or are located on, along or near the AAF Infrastructure, and to interchange traffic with other freight rail carriers at any point on or along the AAF Infrastructure. FECR shall have the right to use the AAF Infrastructure for the purpose of switching cars, locomotives and equipment, for the making or breaking up of trains, for storing and servicing cars (as agreed by the parties), or for any other purpose related to its Freight Service operations.

(e)          Subject to the terms of this Agreement, FECR shall have the right to grant trackage rights to other freight rail carriers, and to perform haulage services for the account of other freight rail carriers, on, along or over any portion of the Shared Infrastructure. Unless otherwise provided in an agreement with such grantee(s) to which AAF and FECR are parties, trains operated by, or moving in the account of, other freight railroads shall be considered as trains of FECR for purposes of this Agreement. Such other freight rail carrier(s) shall at all times conduct their freight operations in accordance with (i) all applicable government regulations, (ii) the terms and conditions set forth in this Agreement (or such other agreement(s) to which such other freight rail carrier, FECR and AAF are parties), and (iii) all applicable operating rules and standards established from time to time pursuant to this Agreement, and shall not unreasonably interfere with the use of the Shared Infrastructure by AAF for Passenger Service.

2.4	Other Passenger Service and Freight Service.

(a)          Nothing in this Agreement shall (or shall be construed to) limit, restrict, alter, modify or otherwise affect the rights granted to AAF pursuant to the Passenger Easements to install, place, construct, occupy, use, operate, alter, maintain, repair, renew and replace such additional rail lines, facilities, stations, platforms, signals and communications facilities and equipment, utilities, stairways, escalators, elevators, structures and/or improvements on, along, over or across the Burdened Property as AAF, in its sole judgment, determines are necessary or desirable or legally required in connection with Passenger Service (including without limitation additional rail lines, facilities, stations, platforms, signals and communications facilities and equipment, utilities, structures and/or improvements to support the operation of commuter rail service on, over, along and across the Burdened Property). AAF’s exercise of such rights shall at all times (i) comply with the terms of the applicable Passenger Easement, and (ii) be exercised in a manner that does not unreasonably interfere with the use of the Burdened Property by FECR for Freight Service. Unless AAF and FECR otherwise agree in writing, such additional rail lines, facilities, stations, platforms, signals and communications facilities and equipment, utilities, stairways, escalators, elevators, structures and/or improvements shall not become part of the Shared Infrastructure, and FECR shall not have the right to use such rail lines, facilities, stations, platforms, signals and communications facilities and equipment, utilities, stairways, escalators, elevators, structures and/or improvements to provide Freight Service. Additional rail lines, facilities, stations, platforms, signals and communications facilities and equipment, utilities, stairways, escalators, elevators, structures and/or improvements constructed, installed or placed on or over the Burdened Property by AAF pursuant to this Section 2.4(a) shall be owned by, and the sole property of, AAF.

(b)          Nothing in this Agreement shall (or shall be construed to) limit, restrict, alter, modify or otherwise affect the right of FECR to install, place, construct, occupy, use, operate, alter, maintain, repair, renew and replace such additional rail lines, signals and communications facilities and equipment, utilities, structures and/or improvements on, over or across the Burdened Property as FECR, in its sole judgment, determines are necessary or desirable or legally required in connection with Freight Service including without limitation rail lines, signals and communications facilities and equipment, utilities, structures and/or improvements to serve new customers, terminals or port facilities, intermodal facilities and transload facilities. FECR’s exercise of such rights shall at all times (i) comply with the terms of the applicable Passenger Easement and the applicable Auxiliary Covenants, and (ii) be exercised in a manner that does not unreasonably interfere with the use of the Burdened Property by AAF for Passenger Service. Unless AAF and FECR otherwise agree in writing, such additional rail lines, signals and communications facilities and equipment, utilities, structures and/or improvements shall not become part of the Shared Infrastructure, and AAF shall not have the right to use such rail lines, signals and communications facilities and equipment, utilities, structures and/or improvements to provide Passenger Service. Additional rail lines, signals and communications facilities and equipment, utilities, structures and/or improvements constructed, installed or placed on or over the Burdened Property by FECR pursuant to this Section 2.4(b) shall be owned by, and the sole property of, FECR.

3.	OPERATING RULES, SPECIAL INSTRUCTIONS AND TIMETABLES.

3.1          Operating Rules. FECR shall have the authority to issue appropriate and non-discriminatory operating rules, timetables, practices, regulations, special instructions, bulletins and orders governing operations on the Shared Infrastructure by FECR (and any party providing Freight Service on, along or over the Shared Infrastructure pursuant to a grant of trackage rights by FECR pursuant to Section 2.3(e)) and AAF (and any party operating on, along or over the Shared Infrastructure as a designee of AAF pursuant to Section 2.3(b)). AAF shall issue, and FECR shall have the authority to apply, such additional non-discriminatory operating rules, timetables, practices, regulations, special instructions, bulletins and orders as AAF deems necessary or appropriate to govern Passenger Service on, along or over the Shared Infrastructure. FECR and AAF each shall keep the other party apprised of all operating rules, timetables, practices, regulations, special instructions, bulletins and orders issued by it from time to time. If FECR or AAF (as applicable) believes that any operating rule, timetable, practice, regulation, special instruction, or order issued by the other party discriminates against, or would unreasonably interfere with its use of the Shared Infrastructure for, Freight Service or Passenger Service (as applicable), FECR or AAF (as applicable) shallsubmit the dispute for resolution by the Service Standards Committee pursuant to Section 4.1(j). FECR covenants and agrees that it will perform the maintenance and security of the Shared Infrastructure in a manner that promotes the safe and efficient movement of both passenger and freight trains on, along and over the Shared Infrastructure. The operating rules, timetables, regulations and special instruction issued by FECR and AAF as of the Effective Date of this Agreement are set forth in Schedule 3.1. Schedule 3.1 shall be amended as necessary from time to time to reflect additions to, deletions from, or other changes or modifications to the Parties’ respective operating rules, regulations and special instructions.

3.2          Dispatching. Dispatching of all freight and passenger trains on, along and over the Shared Infrastructure shall be performed by Florida East Coast Dispatch LLC, a Delaware limited liability company established and jointly owned by AAF and FECR (“DispatchCo”), in accordance with that certain Dispatch Services Agreement by and among DispatchCo, AAF and FECR.

3.3	Security.

(a)          AAF covenants and agrees to develop and implement a Security Plan for the operation of Passenger Service by AAF or its designee(s) on, along and over the Shared Infrastructure and the Burdened Property (the “AAF Security Plan”) prior to commencing Passenger Service thereon. The AAF Security Plan shall provide for such fencing, video cameras and equipment and other protective measures (collectively, “Security Facilities”) and security personnel as AAF determines are necessary and appropriate to monitor conditions on AAF trains, at AAF stations, platforms and elevators, and at other facilities (other than the Shared Infrastructure, security for which shall be governed by Sections 3.3(b) and (c) of this Agreement) operated or maintained by AAF on, along and over the Burdened Property. AAF further covenants and agrees to develop an Emergency Response Plan, which shall set forth procedures and steps to be taken by AAF in responding promptly to any incidents occurring on AAF trains, at AAF stations, platforms and elevators, and at other facilities operated or maintained by AAF on, along and over the Burdened Property (the “AAF Emergency Response Plan”). The cost of developing and implementing the AAF Security Plan and the AAF Emergency Response Plan shall be borne entirely by AAF.

(b)          FECR covenants and agrees to maintain and implement a Security Plan for (i) the operation of Freight Service by FECR (and any party providing Freight Service on, along or over the Shared Infrastructure and the Burdened Property pursuant to a grant of trackage rights by FECR pursuant to Section 2.3(e) of this Agreement), and (ii) such Security Facilities and security personnel as FECR determines are necessary and appropriate to monitor conditions on FECR trains, at FECR yards, intermodal and automotive terminals, transload facilities, and at other facilities operated or maintained by FECR on, along and over the Burdened Property (the “FECR Security Plan”). FECR further covenants and agrees to maintain an Emergency Response Plan which sets forth procedures and steps to be taken by FECR in responding promptly to any incidents occurring on FECR trains, at FECR yards, intermodal and automotive terminals, transload facilities, and at other facilities operated or maintained by FECR on, along and over the Burdened Property, and on or along the Shared Infrastructure (the “FECR Emergency Response Plan”). The cost of maintaining and implementing the FECR Security Plan and the FECR Emergency Response Plan shall be borne by FECR. Upon request and prior to submitting any revised Security Plan or Emergency Response Plan (or any subsequent amendments or modifications thereto) to the Federal Railroad Administration, FECR shall provide a copy to AAF for review by AAF.

(c)          The Service Standards Committee shall determine whether, in its judgment, additional Security Facilities and security personnel (“Additional Security Assets”) are necessary or appropriate to monitor conditions on, along and over the Shared Infrastructure following the commencement of Passenger Service. If AAF, in its judgment, determines that the Additional Security Assets proposed by the Service Standards Committee are not adequate to provide security on, along and over the Shared Infrastructure following the commencement of Passenger Service, AAF shall notify the Service Standards Committee and FECR of what Additional Security Assets are necessary or appropriate. AAF may, at its option, (i) provide the Additional Security Assets contemplated by this Section 3.3(c) and incorporate such Additional Security Assets into the AAF Security Plan, or (ii) request that such Additional Security Assets be provided by FECR and incorporated into the FECR Security Plan. In either case, the cost of all Additional Security Assets shall be borne entirely by AAF.

(d)          AAF and FECR shall take all necessary and appropriate steps to ensure that their respective Security Plans and Emergency Response Plans provide for coordinated monitoring and security of, and emergency response on, the Shared Infrastructure and the Burdened Property. The Service Standards Committee shall be responsible for reviewing, and ensuring proper coordination of, the Security Plans and Emergency Response Plans developed and maintained by AAF and FECR.

3.4          Employees.   Each of FECR and AAF shall provide its own employees, at its sole cost and expense, for the operation of its trains, locomotives, rail cars and rail equipment over the Shared Infrastructure.

3.5          Equipment/PTC.   AAF (or its designee) shall provide, at its sole cost and expense, any and all trains, locomotives, rail cars and rail equipment to be used in the operation of Passenger Service on, along and over the Shared Infrastructure. FECR or any party providing Freight Service on, along or over the Shared Infrastructure pursuant to a grant of trackage rights by FECR pursuant to Section 2.3(e) shall provide, at its sole cost and expense, any and all trains, locomotives, rail cars, and rail equipment to be used in the operation of Freight Service on, along and over the Shared Infrastructure. Each of AAF and FECR (and such designee(s) or party providing Freight Service) shall equip, at its sole cost and expense, its trains, rail cars and rail equipment with automatic train control, radios and such other signal and communication devices as may be necessary to comply with requirements established by the FRA from time to time; provided, however, that AAF shall assume the initial cost of installing on, along, over and/or under the Shared Infrastructure any wayside signals, facilities, devices and equipment required to implement Positive Train Control technology mandated by any law, rule, regulation, or ordinance promulgated by any governmental entity having jurisdiction, to the extent that such wayside signals, facilities, devices and equipment are required solely on account of the use of the Shared Infrastructure for Passenger Service (collectively, “PTC Facilities”). AAF shall also assume the cost of equipping all AAF locomotives, and all locomotives owned and/or operated by FECR as of the date of commencement of Passenger Service, with any required PTC Facilities. The responsibility of AAF to assume the cost of PTC Facilities pursuant to this Section 3.5 shall not include the cost of installing wayside signals or other PTC Facilities on FECR’s existing rail lines between Cocoa and Jacksonville, Florida.

3.6          Compliance with Applicable Law and Rules.   FECR and AAF each shall comply in all material respects with the provisions of all applicable federal, state and local laws, regulations and rules, including without limitation the Federal Locomotive Inspection Act, the Federal Safety Appliance Act, as amended, regulations issued from time to time by the FRA, and environmental laws and regulations, in each case relating to the operation, condition, inspection and safety of its trains, locomotives, rail cars and equipment while such trains, locomotives, rail cars, and equipment are being operated on, along and over the Shared Infrastructure and the Burdened Property. Each of FECR and AAF shall indemnify, protect, defend, and save harmless the other party and its parent corporation, subsidiaries and affiliates, and all of their respective directors, officers, agents and employees from and against all fines and penalties imposed upon such party or its parent corporation, subsidiaries or affiliates, or their respective directors, officers, agents and employees under such laws, rules and regulations by any public authority or court having jurisdiction, to the extent attributable to the failure of the other party to comply with its obligations under this Section 3.6.

3.7          Compliance with Operating and Safety Rules. In its use of the Shared Infrastructure, each of FECR and AAF covenants and agrees to comply in all material respects with the safety rules, operating rules, regulations, special instructions, bulletins and orders established by FECR and AAF pursuant to Section 3.1 of this Agreement. Such safety rules, operating rules, regulations, special instructions, bulletins and orders, and their application, shall not discriminate between trains operating in Passenger Service and Freight Service. Neither

FECR’s nor AAF’s trains shall contain locomotives, rail cars or rail equipment that exceed the width, height, weight or other restrictions of the Shared Infrastructure (as set forth in the operating rules and timetables established by FECR and AAF). No AAF or FECR train shall contain locomotives, rail cars or rail equipment that are subject to speed restrictions or other movement restrictions that would prevent such train from operating as provided for in the applicable operating rules and timetables. All AAF and FECR trains shall be powered to permit operation at the speeds for such trains as shown in the timetables published by AAF and FECR from time to time.

3.8          Qualification of Employees.  All employees of AAF (or its designee) who operate trains, locomotives, rail cars or rail equipment on, along and over the Shared Infrastructure shall be qualified for operation thereover. As used in this Section 3.8, qualification pertains only to the employee’s operation of trains, locomotives, rail cars and rail equipment on, along and over the Shared Infrastructure in accordance with FRA, FECR and AAF operating rules and practices. AAF shall make such arrangements with FECR as may be necessary to have its employees so qualified. FECR shall provide reasonable cooperation and assistance in the qualification of AAF train and engine crews for service on the Shared Infrastructure. AAF shall reimburse FECR, upon receipt of invoices therefor, for any reasonable costs incurred by FECR in qualifying AAF employees, as well as the cost of pilots furnished by FECR until such time as such AAF employees are deemed by the appropriate examining officer of FECR to be properly qualified for operation on the Shared Infrastructure. AAF may, at its option, assume responsibility for qualifying AAF train and engine crews for service on the Shared Infrastructure by establishing a testing and qualification program for AAF crews that is reasonably acceptable to FECR.

3.9          Disciplinary Action.   In furtherance of the safe operation of the Shared Infrastructure and the purposes of applicable safety laws and regulations, if any employee of AAF or FECR shall neglect, refuse or fail to abide by the operating rules, instructions or restrictions governing operations on, along and over the Shared Infrastructure, such employee shall, upon written request of FECR or AAF (as applicable), be promptly withheld from working on the Shared Infrastructure pending the results of a formal investigation of the alleged neglect, refusal or failure, unless such withholding would violate the terms of any collective bargaining agreement to which FECR or AAF (as applicable) is a party. After the foregoing request is given, AAF or FECR (as applicable) shall promptly hold an investigation, in which all parties concerned shall participate and bear the expense for their own officers, counsel, employees and witnesses. Notice of such investigation to AAF employees, contractors or designees (as applicable) shall be given by AAF officers, and notice of such investigation to FECR employees, contractors or designees (as applicable) shall be given by FECR officers. The investigation shall be conducted in accordance with the terms and conditions of any applicable labor agreements between AAF or FECR (as applicable) and its employees. If the result of such investigation warrants, such employee shall, upon written request by FECR or AAF (as applicable), be withdrawn from service on the Shared Infrastructure, and AAF or FECR (as applicable) shall release and indemnify the other party from and against any and all claims and expenses resulting from such withdrawal.

3.10          Mechanical Failure.   In the event that a train operating in Passenger Service or Freight Service is forced to stop on the Shared Infrastructure due to mechanical failure or any other cause (mechanical or otherwise), and such train is unable to proceed, or if such passenger or freight train fails to maintain the speed required on the affected segment of the Shared Infrastructure, FECR shall furnish motive power or such other assistance (mechanical or otherwise) as may be necessary to haul, help or push such passenger or freight train, or to move the disabled locomotive(s) or car(s), off the Shared Infrastructure. AAF shall reimburse FECR (within 30 days of receipt of an invoice therefor) for the cost of rendering such assistance in connection with a train operating in Passenger Service. If it becomes necessary for FECR to make repairs to disabled or defective AAF locomotives or cars in order to move them off the Shared Infrastructure, FECR shall arrange for such work to be done, and AAF shall reimburse FECR for the cost thereof. AAF trains assisted or moved by FECR pursuant to this Section 3.10 shall at all times remain AAF trains for purposes of Section 7 of this Agreement.

3.11          Clearing of Wrecks.   Whenever AAF’s or FECR’s use of the Shared Infrastructure requires rerailing, wrecking service or wrecking train service, FECR shall arrange for the provision of such service, including the repair and restoration of the Shared Infrastructure. The cost, liability and expense of any event giving rise to the foregoing, including without limitation loss of, damage to, or destruction of any property whatsoever and injury to and death of any person or persons whomsoever or any damage to or destruction of the environment whatsoever, including without limitation land, air, water, wildlife, and vegetation, resulting therefrom shall be apportioned in accordance with the provisions of Section 7 hereof. All locomotives, rail cars, rail equipment and salvage from the same so picked up and removed which is owned by or under the management and control of or used by AAF at the time of such wreck, shall be promptly returned and delivered by FECR to AAF. AAF trains for which FECR provides rerailing, wrecking service or wrecking train service pursuant to this Section 3.12 shall at all times remain AAF trains for purposes of Section 7 of this Agreement.

3.12	Service Interruption.

(a)          AAF and FECR understand and acknowledge that train operations on the Shared Infrastructure may be interrupted or delayed from time to time due to strike, work stoppage, embargo, derailment, accident, acts of God, civil disturbances, fires, floods, hurricanes, weather conditions, earthquakes, governmental or judicial restraints or any other force majeure. Neither party shall have any liability to the other party for any loss or damage to the extent arising out of or resulting from any unplanned service interruption or delay due to such causes for the duration of such service interruption or delay. Each of AAF and FECR shall make reasonable commercial efforts to avoid, and if unavoidable despite such efforts, to provide the other party with prompt notice of, any unplanned substantial delays or line outages on the Shared Infrastructure. FECR shall promptly advise the designated officer of AAF of the resumption of normal service on the Shared Infrastructure.

(b)          In the event FECR (including its contractors) plans to perform maintenance or to make capital improvements to the Shared Infrastructure during hours in which Passenger Service is scheduled, then a reasonable time prior to the scheduled date of such maintenance or improvement activity FECR shall notify AAF thereof and shall be required to obtain AAF’s consent therefor, which consent will not be unreasonably withheld, conditioned or delayed. Such prior notification and consent shall not be required in emergency situations. FECR shall make reasonable commercial efforts to avoid line maintenance or improvement activities that result in substantial delays or line outages on the Shared Infrastructure during peak travel times, and shall promptly advise the designated officer of AAF of any such planned delay or outage and of the resumption of normal service on the Shared Infrastructure.

3.13          Enforcement of Rules, Regulations and Standards.   Notwithstanding anything to the contrary contained herein, AAF and FECR hereby agree that all operating rules, practices, regulations, special instructions, bulletins and orders established with respect to the Shared Infrastructure shall at all times be uniformly applied and enforced in a non-discriminatory manner with respect to all users of the Shared Infrastructure.

4.	SERVICE STANDARDS COMMITTEE

4.1          Service Standards Committee Membership and Duties.  AAF and FECR shall establish a Service Standards Committee consisting of appropriate operating personnel of AAF and FECR. Each of AAF and FECR shall appoint four members to the Service Standards Committee. The members so appointed shall designate one member to serve as Chairman, with an appointee of AAF and FECR, respectively, serving as Chairman in alternating years. Meetings of the Service Standards Committee shall occur monthly, and additional meetings may be convened by either party from time to time as required to carry out the purposes of this Agreement. The Service Standards Committee may meet by telephone or at such location as the parties may agree. The duties of the Service Standards Committee shall include the following:

(a)          Reviewing and approving plans, standards and specifications for the construction, installation and placement of rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities and equipment, utilities, structures, and/or improvements by AAF or FECR (or their respective contractors) on, along and over the Burdened Property, and resolving any disputes regarding the compliance of such plans, standards and specifications with the Shared Infrastructure Track Standards (as defined in Section 5.1 of this Agreement). FECR agrees and acknowledges that the plans and specifications for the AAF Infrastructure as set forth in Schedule 1.1comply with the Shared Infrastructure Track Standards and with FECR’s operating rules, are acceptable and are deemed approved. AAF will construct approximately 133 miles of track improvements between West Palm Beach and Cocoa, Florida, generally consisting of adding a new second main line track and repairing, as necessary, the existing main line track such that both tracks meet FRA Class 6 requirements, allowing speeds of up to 110 mph for Passenger Service. Several special track components (crossovers and switches) will also be added to allow maximum flexibility. For areas of the West Palm Beach – Cocoa segment that allow for the speed to be up to 110 mph, AAF will meet FRA sealed corridor requirements through the addition of quad gates and/or median separators approaching crossings. The crossings located within the 110 mph sealed corridor segments will also have Vehicle Presence Detection using radar technology, as well as health monitoring devices. All crossing safety improvements have been approved by FRA. Four new bridges will be built to replace existing historic structures, and several others will be replaced or repaired. AAF will also perform major rehabilitation of two movable bridges on the West Palm Beach Cocoa segment. AAF will install and implement on the West Palm Beach – Cocoa segment the same positive train control system implemented between Miami and West Palm Beach. Construction may be implemented in stages with rail operations commencing prior to completion of all improvements. In the event AAF grants the South Florida Regional Transportation Authority (“SFRTA”) the

right to operate commuter Passenger Service between Miami and Jupiter, Florida, AAF may also construct a third main line track with associated bridge and crossing improvements as well as crossovers and switches. FECR agrees and acknowledges that the foregoing construction on, along and over the West Palm Beach – Cocoa segment of the Shared Infrastructure, and the construction of a third main track between Miami and Jupiter, FL to accommodate SFRTA trains, each comply with the Shared Infrastructure Track Standards and with FECR’s operating rules, are acceptable and are deemed approved.

(b)          Assuring that the construction, installation and placement of rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities and equipment, utilities, structures, and/or improvements on, along and over the Burdened Property does not unreasonably interfere with the operation of Passenger Service and/or Freight Service on the Burdened Property;

(c)          Assuring that the construction, installation and placement of rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities and equipment, utilities, structures, and/or improvements on, along and over the Burdened Property comply, and are consistent, with the rights and obligations of the parties to this Agreement, the Passenger Easements and that certain First Amended and Restated Grant of Easements for non-rail purposes by FECR to FDG Flagler Station II LLC (f/k/a FDG ROW Holdings LLC) (“Non-Rail Easement Holder”), dated as of June 13, 2014 (as may be further amended, restated, replaced, supplemented or otherwise modified, the “Non-Rail Easement”) which amends and restates in its entirety that certain Grant of Easement dated December 20, 2007 as corrected by that certain Corrective Grant of Easements dated February 9, 2009 by and among FECR and Non-Rail Easement Holder;

(d)          Reviewing, and adjusting as appropriate from time to time, proposed changes to the permanent schedules for passenger and freight trains operating on, along and over the Shared Infrastructure;

(e)          Reviewing the Security Plans and Emergency Response Plans developed by AAF and FECR pursuant to Sections 3.3 (a) and (b) of this Agreement, determining pursuant to Section 3.3(c) whether Additional Security Assets are necessary or appropriate to monitor conditions on, along and over the Shared Infrastructure following the commencement of Passenger Service, and ensuring that those plans provide for appropriate coordination between AAF and FECR in response to conditions or incidents occurring on, along or over the Shared Infrastructure;

(f)          Monitoring the impact of changes in the level of daily passenger and freight train activity on, along and over the Shared Infrastructure on service quality and performance, evaluating the need for additional tracks and facilities on, along and over the Burdened Property to maintain the level of service quality and performance contemplated by this Agreement and applicable passenger and freight train schedules, and reviewing and determining whether to approve capital improvements to the Shared Infrastructure proposed by AAF and/or FECR pursuant to the procedures set forth in Section 6 of this Agreement.

(g)          Performing (or causing to be performed) periodic updates to the RTC Simulation as necessary or desirable in connection with its review of proposed changes in the schedule or frequency of passenger or freight trains, the impact of changes in the level of daily passenger and freight train activity on service quality and performance, and proposals to construct, install or place additional track or other capital improvements on, along and over the Burdened Property.

(h)          Developing, reviewing and approving an annual budget for the maintenance and security of the Shared Infrastructure, and for agreed upon capital improvements to the Shared Infrastructure and/or the Burdened Property. If the Service Standards Committee cannot agree upon such budget, the annual budget for the then-current year shall be the same as the budget for the prior year plus the greater of (i) two percent (2%) or (ii) the annual Consumer Price Index published by the Bureau of Labor Statistics for All Urban Consumers.

(i)           Monitoring, and periodically reviewing, the performance of the parties under this Agreement;

(j)           Reviewing and resolving any disputes between AAF and FECR regarding the safety rules, operating rules, regulations, special instructions, bulletins and orders established by FECR or AAF from time to time pursuant to Section 3.1 of this Agreement, and ensuring that the application and enforcement of those safety rules, operating rules, regulations, special instructions, bulletins and orders does not discriminate between Passenger Service and Freight Service.

(k)          Overseeing the operation of Passenger Service and Freight Service on, along and over the Shared Infrastructure to ensure that the operation of Passenger Service does not unduly interfere with FECR’s Freight Service, and that operation of Freight Service does not unduly interfere with Passenger Service performed by AAF or its designee.

(l)           Addressing any other operating issues that may arise from time to time in connection with the operation of Freight Service and Passenger Service on, along and over the Shared Infrastructure.

(m)         Carrying out such other duties as may be assigned to it by AAF and FECR.

4.2	Changes in Passenger and Freight Train Schedules.

(a)          AAF shall provide the Service Standards Committee at least thirty (30) days prior written notice of any desired changes to the schedule or frequency of regularly scheduled passenger trains from the schedule and frequency of such trains reflected in the Initial Permanent Schedule (or the most recent update thereof, as applicable). AAF shall provide the Service Standards Committee at least seven (7) days prior written notice of any proposed special passenger train to be operated by AAF or its designee over the Shared Infrastructure. Approval of the Service Standards Committee for such changes in the schedule or frequency of regularly scheduled passenger trains, and for proposed special trains, shall not be unreasonably withheld; provided, that such proposed changes in the schedule or frequency of regularly scheduled passenger trains or special trains (as applicable) do not unreasonably interfere with FECR’s use of the Shared Infrastructure for Freight Service.

(b)          FECR shall provide the Service Standards Committee at least thirty (30) days prior written notice of any proposed permanent changes to its freight train schedules. Approval of the Service Standards Committee for such changes in FECR’s freight train schedules shall not be unreasonably withheld; provided that such changes do not (i) unreasonably interfere with AAF’s use of the Shared Infrastructure for Passenger Rail Service, or (ii) adversely affect the ability of AAF or FECR to achieve the On-Time Performance Standard set forth in Schedule 10.4 of this Agreement. If AAF or FECR believes that a proposed change or addition to AAF’s permanent passenger train schedules or FECR’s permanent freight train schedules (as applicable) would unreasonably interfere with AAF’s use of the Shared Infrastructure for Passenger Service or FECR’s use of the Shared Infrastructure for Freight Service (as applicable) or adversely affect AAF’s or FECR’s (as applicable) ability to achieve the On-Time Performance Standard, it shall so advise the Service Standards Committee, which shall evaluate the effect of the proposed change on Passenger Service, Freight Service and the parties’ ability to achieve the On-Time Performance Standard.

(c)          FECR and AAF agree and acknowledge that, for purposes of this Section 4.2, the operation of up to 24 freight trains per day by FECR, up to 36 passenger trains per day by AAF, and up to 30 trains per day by SFRTA, is hereby deemed approved (subject to the scheduling of such trains in a manner that does not unreasonably interfere with FECR’s use of the Shared Infrastructure for Freight Service or AAF use of the Shared Infrastructure for Passenger Service).

(d)          In connection with any proposed permanent change in the schedule or frequency of its trains, AAF or FECR (as applicable) shall submit to the Service Standards Committee an updated RTC Simulation that incorporates such additional trains, in order to facilitate the Committee’s evaluation of the effect of the proposed change on Passenger Service and/or Freight Service.

5.	MAINTENANCE OF SHARED INFRASTRUCTURE

5.1	Maintenance of Shared Infrastructure.

(a)          Except as otherwise provided in Section 5.1(e), FECR shall have management, direction and control of, and shall perform or cause to be performed, all work required to maintain and repair the right-of-way, rail, ties, ballast, switches and crossovers, other track material, signals and communication facilities, utilities, buildings, and all other facilities and appurtenances constituting the Shared Infrastructure. FECR shall furnish all materials and supplies, including without limitation fuel, required in connection with the maintenance and repair of the Shared Infrastructure.

(b)          FECR shall at all times maintain the Shared Infrastructure in a manner and to a level consistent and in compliance with all applicable FRA regulations and FECR standards as the same may exist from time to time, including, without limitation, FECR’s track geometry standards, the A.R.E.M.A. Manual for Railway Engineering, generally accepted railroad industry standards and all applicable FRA track and signal regulations (collectively, the “Shared Infrastructure Track Standards”). Where a conflict exists between a standard established by FRA regulation and a FECR or generally accepted railroad industry standard, then the Shared Infrastructure Track Standard shall be the higher of the standard established by FRA regulation and the FECR standard or generally accepted railroad industry standard.

(c)          Unless AAF and FECR otherwise agree in writing, the Shared Infrastructure (including both the FECR Infrastructure and the AAF Infrastructure) shall be maintained to FRA Class 4 standards between Miami and West Palm Beach, Florida, in order to permit the operation of passenger trains at a maximum speed of 79 MPH between those locations and to FRA Class 6 standards between West Palm Beach and Cocoa, Florida, in order to permit the operation of passenger trains at a maximum speed of 110 MPH between those locations. Notwithstanding the foregoing, FECR shall have the right to temporarily reduce the maximum permissible train speeds on the Shared Infrastructure when, in FECR’s reasonable judgment, safety or other conditions (including without limitation maintenance requirements) require such adjustment; provided, however, that, except as otherwise provided in Schedule 10.4, such a temporary reduction in permissible train speeds by FECR shall not excuse compliance with the On-Time Performance Standard set forth in Schedule 10.4 of this Agreement. Prior to implementing any such temporary reduction in the maximum permissible train speeds, FECR shall consult with AAF to minimize the impact of such adjustment(s) on the operation of Passenger Service over the Shared Infrastructure, except where emergency circumstances preclude such prior consultation.

(d)          FECR shall maintain the Shared Infrastructure pursuant to this Section 5 in an efficient and cost-effective manner. FECR may, in its discretion, perform such maintenance with competitively priced third party contractors to the maximum extent permitted by FECR’s current collective bargaining agreements.

(e)          In the event that AAF or FECR, in its reasonable judgment, determines that the Shared Infrastructure has not been maintained to the standards set forth in this Section 5, or that slow orders or other track conditions have adversely affected the ability of AAF passenger trains and/or FECR freight trains (as applicable) to achieve the On-Time Performance Standards set forth in Schedule 10.4, AAF or FECR (as applicable) shall so advise the other party and the Service Standards Committee. The Service Standards Committee shall investigate the matter and prescribe such remedial action as it deems necessary, appropriate and/or required by applicable laws and regulations to bring the Shared Infrastructure up to the standards contemplated by this Section 5 and to enable AAF passenger trains and FECR freight trains to achieve the On-Time Performance Standards set forth in Schedule 10.4. Notwithstanding the provisions of Section 5.1 of this Agreement, AAF shall have the right, in consultation with FECR, to perform at its cost such maintenance and/or repairs to the Shared Infrastructure as are required, in AAF’s reasonable judgment, in order to achieve the On-Time Performance Standards set forth in Schedule 10.4, if FECR fails to perform such maintenance and/or repairs. Any contractor performing such maintenance or repairs for AAF shall meet all certification requirements under applicable laws and regulations for the types of maintenance or repair services to be performed. FECR shall have the right to inspect, approve and commission into service any maintenance or repair work performed by AAF pursuant to this Section 5.1(e), consistent with mutually-agreed track specifications.

5.2          Commencing on the earlier of (i) July 1, 2017 and (ii) the date upon which AAF begins revenue Passenger Service between Miami and West Palm Beach, Florida, the costs and expenses incurred by FECR in maintaining and providing security for the Shared Infrastructure located between Miami and West Palm beach, Florida pursuant to Sections 3 and 5 of this Agreement shall be allocated between AAF and FECR in the manner set forth in Schedule 5.2 of this Agreement. Commencing on the date upon which AAF begins revenue Passenger Service between West Palm Beach and Cocoa, Florida, the costs and expenses incurred by FECR in maintaining and providing security for the Shared Infrastructure located between West Palm Beach and Cocoa, Florida pursuant to Sections 3 and 5 of this Agreement shall be allocated between AAF and FECR in the manner set forth in Schedule 5.2 of this Agreement.

5.3          Maintenance of Equipment.

(a)          FECR shall perform, or cause to be performed, at its sole cost and expense, all maintenance, servicing, fueling and repairs to its trains, locomotives, rail cars and rail equipment used to provide Freight Service on, along and over the Shared Infrastructure. That portion of the cost of rail cars and equipment (including but not limited to rail grinders, tampers and hirail vehicles) used by FECR (or its contractor) that is allocable to the maintenance, repair, rehabilitation or renewal of the Shared Infrastructure by FECR shall be included in the Shared Infrastructure Account (as that term is defined in Schedule 5.2 to this Agreement).

(b)          Except as otherwise provided in Sections 3.10 and 3.11 of this Agreement, AAF shall perform, or cause to be performed, at its sole cost and expense, all maintenance, servicing, fueling and repairs to its trains, locomotives, rail cars and rail equipment used to provide Passenger Service on, along and over the Shared Infrastructure.

5.4          Utilities.

(a)          FECR shall initiate, contract for and obtain, in its name, all utility services, including gas, electricity, telephone, water and sewer connections and services, required to support both Passenger Service and Freight Service on, along and over the Shared Infrastructure. FECR shall pay directly to the providers of such services all charges for such services as they become due and payable. The cost and expense for such services shall be considered a cost of maintenance of the Shared Infrastructure and shall be charged to the Shared Infrastructure Account.

(b)          FECR shall separately initiate, contract for and obtain, in its name, all utility services, including gas, electricity, telephone, water and sewer connections and services, required for any railroad yards, intermodal terminals, automotive terminals, transload facilities, buildings, structures and other facilities on, along and over the Burdened Property that are used or useful solely in connection with the provision of Freight Service and not designated as part of the Shared Infrastructure. FECR shall bear and pay directly to the providers of such services all charges for such services.

(c)          AAF shall separately initiate, contract for and obtain, in its name, all utility services, including gas, electricity, telephone, water and sewer connections and services, required for any passenger stations, platforms, buildings, structures and other facilities on, along and over the Burdened Property that are used or useful solely in connection with the provision of Passenger Service and not designated as part of the Shared Infrastructure. AAF shall bear and pay directly to the providers of such services all charges for such services.

6.          CAPITAL IMPROVEMENTS.

6.1          Initial AAF Infrastructure. AAF or its designee shall at all times have the right to construct, install or place such rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities, utilities, structures, and/or improvements (including, without limitation, stations, platforms, stairways, escalators, and elevators) on, along or over the Burdened Property as AAF, in its sole judgment, determines are necessary or desirable or legally required to exercise the rights granted, and to realize the value, use and enjoyment of the real property interests conveyed, to AAF pursuant to the Passenger Easements, this Agreement and the Auxiliary Covenants. AAF shall construct, install or place such rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities, utilities, structures, and/or improvements in a manner, and at such times, as will not unreasonably interfere with the Freight Service operations of FECR, and in compliance with the Shared Infrastructure Track Standards set forth in Section 5.1 of this Agreement. All such rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities, utilities, structures, and/or improvements shall comply with the width, height, weight and other restrictions set forth in FECR’s operating rules and timetables. AAF shall be responsible for the entire cost and expense of constructing, installing or placing on or over the Burdened Property (i) the rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities, utilities, structures, and/or improvements constituting the initial AAF Infrastructure (as shown on Schedule 1.1 to this Agreement), (ii) such other rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities, utilities, structures, and/or improvements (including, without limitation, stations, platforms, stairways, escalators, and elevators) as AAF may construct, install or place on, along and over the Burdened Property pursuant to the applicable Passenger Easement, Section 2.4 (a) of this Agreement and the Auxiliary Covenants from time to time, and (iii) any initial capital improvements to FECR’s existing rail, ties, ballast and other track material required to bring the FECR Infrastructure to the FRA Class standards specified in Section 6.2. The rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities, utilities, structures, and/or improvements described in clauses (i) and (iii) of the immediately preceding sentence shall be completed prior to the commencement of Passenger Service on, along and over the Shared Infrastructure. Stations, platforms, stairways, escalators, elevators, parking areas, tracks constructed for the maintenance or storage of passenger cars and locomotives, or other facilities used or useful solely in connection with Passenger Service constructed, installed or placed by AAF on or over the Burdened Property shall not become part of the Shared Infrastructure.

6.2          Track Speed Standards. The parties hereby agree that the AAF Infrastructure shall be constructed (and the FECR Infrastructure shall be upgraded) to FRA Class 4 standards between Miami and West Palm Beach, Florida, in order to permit the operation of passenger trains at a maximum speed of 79 MPH between those locations, and to FRA Class 6 standards between West Palm Beach and Cocoa, Florida, in order to permit the operation of passenger trains at a maximum speed of 110 MPH between those locations. The specific FRA

Class standards to which each segment of the Shared Infrastructure shall be maintained are set forth in Schedule 6.2 to this Agreement. The Shared Infrastructure (including both the AAF Infrastructure and the FECR Infrastructure) shall be equipped with PTC Facilities.

6.3          Mandated Capital Improvements. If any additional capital improvements to the Shared Infrastructure (including without limitation additional main line tracks, passing sidings, signals or communications facilities, switches and crossovers, and other facilities) shall be required by any law, rule, regulation or ordinance promulgated by any governmental entity having jurisdiction following the commencement of Passenger Service on, along and over the Shared Infrastructure (collectively, “Mandated Capital Improvements”), then the Service Standards Committee shall approve the construction, installation or placement of such Mandated Capital Improvements on, along and over the Shared Infrastructure. The cost and expense of Mandated Capital Improvements shall be apportioned between AAF and FECR in the following manner: (i) the cost and expense of Mandated Capital Improvements that are used or useful solely in connection with Passenger Service shall be borne entirely by AAF; (ii) the cost and expense of Mandated Capital Improvements that are used or useful solely in connection with Freight Service shall be borne entirely by FECR; and (iii) AAF and FECR each shall bear 50 percent of the cost and expense of Mandated Capital Improvements that are used or useful in connection with both Passenger Service and Freight Service. Upon being placed into service, such Mandated Capital Improvements shall become a part of the Shared Infrastructure

6.4          Replacement Capital Improvements. In fulfilling its responsibility pursuant to Section 5 to repair and maintain the Shared Infrastructure, FECR may from time to time propose capital improvements, including without limitation rehabilitating, replacing or renewing rail, ties, ballast, switches and crossovers, other track material, structures, and/or improvements (collectively, “Replacement Capital Improvements”), to the Shared Infrastructure as may in its reasonable judgment be necessary or desirable to support the continued safe and efficient movement of passenger and/or freight trains on, along and over the Shared Infrastructure and/or to maintain the operating speeds and schedules contemplated by this Agreement. AAF shall also have the right to propose such Replacement Capital Improvements. FECR or AAF (as applicable) shall present such proposed Replacement Capital Improvements to the Service Standards Committee. The Service Standards Committee shall approve such Replacement Capital Improvements if it determines that such improvements are necessary or desirable to support the safe and efficient movement of passenger and/or freight trains on, along and over the Shared Infrastructure, and/or to maintain the operating speeds, schedules and transit times contemplated by this Agreement. FECR may, in its discretion, determine the priority and timing of implementing such Replacement Capital Improvements; provided, however, that FECR shall not, without the prior approval of the Service Standards Committee, exceed the budget for capital improvements approved by the Service Standards Committee for any calendar year pursuant to Section 4.1(h). The cost and expense of Replacement Capital Improvements approved by the Service Standards Committee pursuant to this Section 6.4 shall be apportioned in the manner specified for Ordinary O&M Expenses in Schedule 5.2(b). If the Service Standards Committee does not approve Replacement Capital Improvements proposed by AAF or FECR (as applicable), the party proposing such Replacement Capital Improvements shall have the option to assume the entire cost and expense of making such Replacement Capital

Improvements. In such event, such Replacement Capital Improvements shall be made to the Shared Infrastructure, and the party that agreed to assume the cost of making the Replacement Capital Improvements shall have the right construct, install or place such Replacement Capital Improvements on, along or over the Burdened Property. The party constructing, installing or placing Replacement Capital Improvements shall cause or arrange the construction, installation or placement of Replacement Capital Improvements in a manner, and at such times, as will not unreasonably interfere with the Passenger Service of AAF or the Freight Service of FECR, respectively, and in compliance with the Shared Infrastructure Track Standards. Upon being placed into service, Replacement Capital Improvements may become a part of the Shared Infrastructure if used by both AAF and FECR.

6.5          Expansion Capital Improvements. AAF and FECR each shall have the right to present to the Service Standards Committee proposal(s) to make capital improvements, including without limitation additional main line tracks, passing sidings, signals or communications facilities, switches and crossovers, facilities, structures, and/or other improvements (collectively, “Expansion Capital Improvements”) as may in the judgment of AAF or FECR (as applicable) be necessary or desirable to support the safe and efficient movement of passenger and/or freight trains on, along and over the Shared Infrastructure, to maintain the operating speeds, schedules and transit times contemplated by this Agreement, or to increase the capacity of the Shared Infrastructure to accommodate additional trains. If the Service Standards Committee determines (i) that the proposed Expansion Capital Improvements are necessary or desirable to support the safe and efficient movement of passenger and/or freight trains on, along and over the Shared Infrastructure, to maintain the operating speeds, schedules and transit times contemplated by this Agreement, or to increase the capacity of the Shared Infrastructure to accommodate additional trains, and (ii) that the proposed Expansion Capital Improvements are (or would be) of mutual benefit to both Passenger Service and Freight Service, then the Service Standards Committee shall approve the proposed Expansion Capital Improvements. In such event, AAF and FECR in good faith shall determine the proportion of benefit to each of them of the proposed Expansion Capital Improvements, and if such determination can be agreed to by AAF and FECR, each of them shall bear their agreed share of the cost and expense of such Expansion Capital Improvements. If the parties cannot agree upon the proportion of benefit to each of them of the proposed Expansion Capital Improvements, then the manner in which the cost and expense of such Expansion Capital Improvements is apportioned between AAF and FECR shall be submitted jointly to the Presidents of AAF and FECR for resolution. If (i) the Service Standards Committee does not approve Expansion Capital Improvements proposed by AAF or FECR (as applicable), or (ii) the Service Standards Committee approves the proposed Expansion Capital Improvements but the parties, and the Presidents of AAF and FECR, acting in good faith, are unable to agree upon the manner in which the cost and expense of such Expansion Capital Improvements shall be apportioned, the party proposing such Expansion Capital Improvements shall have the option to assume the entire cost and expense of making such Expansion Capital Improvements. In such event, such Expansion Capital Improvements shall be made to the Shared Infrastructure, and the party that agreed to assume the cost of making the Expansion Capital Improvements shall have the right construct, install or place such Expansion Capital Improvements on, along or over the Burdened Property. The party constructing, installing or placing Expansion Capital Improvements shall cause or arrange the construction, installation or placement of such Expansion Capital Improvements in a manner, and at such times, as will not unreasonably interfere with the Passenger Service of AAF or the Freight

Service of FECR, respectively, and in compliance with the Shared Infrastructure Track Standards. Upon being placed into service, such Expansion Capital Improvements may become a part of the Shared Infrastructure if used by both AAF and FECR.

6.6          Ownership of Capital Improvements. Capital improvements constructed, installed or placed on, along or over the Burdened Property that are funded solely by AAF pursuant to Section 6.1 shall be owned by, and the sole property of, AAF. Capital improvements constructed, installed or placed on or over the Burdened Property that are funded solely by FECR pursuant to Section 2.4(b) shall be owned by, and the sole property of, FECR. Mandated Capital Improvements and Replacement Capital Improvements constructed, installed or placed on, along or over the Burdened Property pursuant to Sections 6.3 and 6.4 shall be owned by, and the sole property of (i) AAF if placed upon or appended to the AAF Infrastructure and (ii) FECR if placed upon or appended to the FECR Infrastructure. Ownership of Expansion Capital Improvements constructed, installed or placed on, along or over the Burdened Property pursuant to Section 6.5 shall be allocated between AAF and FECR based upon the proportion of the cost of such Expansion Capital Improvement assumed by each of AAF and FECR, respectively. Notwithstanding any provision to the contrary in this Section 6.6, (i) crossovers constructed, installed or placed between the AAF Infrastructure and the FECR Infrastructure and utilized as part of the Shared Infrastructure shall be owned by AAF, and (ii) crossovers constructed, installed or placed on, along or over the Burdened Property by FECR for the purpose of accessing customer facilities, and not utilized as part of the Shared Infrastructure, shall be owned by FECR.

6.7          Construction and Installation of Capital Improvements. FECR or AAF (as applicable) shall make reasonable commercial efforts to cause or arrange the construction, installation or placement of any capital improvements approved by the Service Standards Committee, or otherwise authorized pursuant to this Section 6 (other than capital improvements constructed by AAF pursuant to Sections 2.4(a) and 6.1 of this Agreement), as soon as practicable following the later of (i) approval by the Service Standards Committee, (ii) approval by the Presidents of AAF and FECR pursuant to Section 6.5 (if applicable), (iii) approval pursuant to the procedures set forth in Section 13 of this Agreement (if applicable), or, (iv) in the case of Replacement Capital Improvements or Expansion Capital Improvements funded solely by AAF or FECR, delivery of written notice by AAF or FECR (as applicable) that it has agreed to assume the entire cost and expense of making such Replacement Capital Improvements or Expansion Capital Improvements. Except as otherwise provided in Section 6.1, Section 6.4 and Section 6.5, FECR shall have exclusive control of, and be responsible for, the management, direction and control of, and shall perform or cause to be performed, all work required to construct, install or place any capital improvements contemplated by this Section 6 on, along or over the Burdened Property. FECR shall construct, install or place such capital improvements in an efficient and cost-effective manner. FECR may, in its discretion, construct, install or place such capital improvements with competitively priced third party contractors to the maximum extent permitted by FECR’s current collective bargaining agreements.

6.8         Agreements Pertaining to Shared Infrastructure. FECR may (i) renegotiate, renew, terminate, cancel or modify any of its contracts or agreements pertaining to sidetracks located on, along and over the Burdened Property as of the date of commencement of Passenger Service; and (ii) enter into new agreements pertaining to the construction and/or relocation of sidetracks on, along and over the Burdened Property; provided, however, that such new agreements and sidetracks shall not unreasonably interfere with the continuous operation of Passenger Service and Freight Service on, along and over the Shared Infrastructure. Such existing or future sidetracks, and any costs and revenues pertaining thereto, shall not be part of the Shared Infrastructure. FECR shall make commercially reasonable efforts to obtain the consent of the parties to all grade crossing agreements related to the Burdened Property to add AAF as a party to such agreements.

7.          LIABILITY.

7.1          Notwithstanding any other provision of this Agreement to the contrary, the following terms shall have the following meanings for purposes of this Section 7:

(a)          The term “Service Employee” shall mean and include any and all officers, agents or employees of FECR assigned to, engaged in or incident to (i) the performance of maintenance, repairs, improvements to or retirements from the Shared Infrastructure or any portion thereof, and (ii) the provision of security on, along and over the Shared Infrastructure. Pilots furnished by FECR to AAF pursuant to the terms of this Agreement shall be considered as employees of FECR and not as Service Employees.

(b)          The term “Rail Passenger(s)” shall mean and include any person who is riding on a train operated by or for the account of AAF or its designee, and any person at or adjacent to a station or platform used for Passenger Service who is there boarding or detraining from a passenger train, meeting or waiting for a passenger train, purchasing a ticket, making a reservation, obtaining information about Passenger Service or conducting business with AAF. “Rail Passenger(s)” shall not include (i) any person riding (as a passenger or otherwise) on a train operated by or for the account of FECR, or (ii) passengers, Amtrak employees or any other persons on trains operated by Amtrak.

(c)          For purposes of this Section 7, the term “Employee(s)” shall mean and include all employees of, and/or third party contractors engaged by, a party hereto, other than Service Employees.

7.2          The responsibility of the parties hereto, as between themselves, for any loss of, damage to, or destruction of any property whatsoever and any injury to or death of any person or persons whomsoever, resulting from, arising out of, incidental to, or occurring in connection with the use of the Shared Infrastructure as contemplated herein, shall be borne and apportioned as follows, regardless of whether the loss, damage, destruction, injury or death giving rise to such liability, cost or expense is caused, in whole or in part, and to whatever nature or degree, by the fault, failure, negligence, misconduct, nonfeasance or misfeasance of AAF or FECR, or their respective officers, agents or employees:

(a)          Rail Passengers. Notwithstanding anything to the contrary in this Agreement, AAF shall at all times be solely responsible for any and all liability, howsoever occurring, to Rail Passengers.

(b)          Only AAF Equipment. Whenever any loss of, damage to, or destruction of any property whatsoever, or injury to or death of any person or persons whomsoever (including, without limitation, Employees, Service Employees and Rail Passengers) occurs with the trains, locomotives, rail cars or rail equipment of, or in the account of, only AAF being involved, then AAF shall assume all liability therefore, and bear all cost and expense in connection therewith.

(C)          Only FECR Equipment. Whenever any loss of, damage to or destruction of any property whatsoever, or injury to or death of any person or persons whomsoever (including, without limitation, Employees and Service Employees but not including Rail Passengers), occurs with the trains, locomotives, rail cars or rail equipment of, or in the account of, only FECR being involved, then FECR shall assume all liability therefore, and bear all cost and expense in connection therewith.

(d)          Both FECR and AAF Involved. Whenever any loss of, damage to or destruction of any property whatsoever, or injury to or death of any person or persons whomsoever (including, without limitation, Employees, Service Employees and Rail Passengers), occurs with the trains, locomotives, rail cars or rail equipment of, or in the account of, both AAF and FECR being involved, then:

(i)
AAF and FECR shall separately assume and bear all liability, cost and expense for loss of, damage to or destruction of their respective trains, locomotives, rail cars (including, in the case of FECR, lading) and rail equipment;

(ii)	AAF shall assume and bear all liability, cost and expense for injury to and death of Rail Passengers and AAF Employees (other than Service Employees);

(iii)	FECR shall assume and bear all liability, cost and expense for injury to and death of FECR Employees (other than Service Employees); and

(iv)
AAF and FECR shall each assume and bear 50 percent of all other liability, cost or expense arising from or relating to such occurrence, including all liability, cost and expense for injury to and death of any other persons (including Service Employees, invitees, trespassers and other persons) and for loss of, damage to and destruction of all other property including, without limitation, the Shared Infrastructure, the Burdened Property and any property of a third party, so occurring.

(e)          Environmental Damage. Notwithstanding anything to the contrary in Sections 7.2 (b), (c) and (d) above, when any damage to or destruction of the environment, including without limitation land, air, water, wildlife and vegetation, occurs with one or more trains of AAF and FECR involved, then, as between themselves, the parties agree that (i) AAF shall be solely responsible for any damage or destruction to the environment and to third parties which results from a substance released from a locomotive or car in an AAF train and (ii) and FECR shall be solely responsible for any damage or destruction to the environment and to third parties which results from a substance released from a locomotive or car in an FECR train.

(f)          Incidents Involving Third Party Railroads. Except as otherwise provided in Section 7.2(g), whenever any loss of, damage to or destruction of any property whatsoever, or injury to or death of any person or persons whomsoever, occurs with the trains, locomotives, rail cars or rail equipment of, or in the account of, any third party freight or passenger railroad (other than Amtrak) admitted to operate on, along or over the Shared Infrastructure with the approval of FECR or AAF (as applicable and as permitted hereunder) being involved, then, for the purpose of determining the apportionment of liability, cost and expense as between AAF and FECR under this Section 7.2, a third party railroad operating Freight Service admitted by FECR pursuant to Section 2.3(e) of this Agreement shall be considered as FECR, and (ii) a third party railroad operating Passenger Service as a designee of AAF pursuant to Section 2.3(b) of this Agreement shall be considered as AAF.

(g)          Incidents Involving AAF, FECR and A Third Party Railroad. Whenever any loss of, damage to or destruction of any property whatsoever, or injury to or death of any person or persons whomsoever, occurs with trains, locomotives, rail cars or rail equipment of, or in the account of each of (i) AAF, (ii) FECR and (iii) a third party passenger or freight railroad (other than Amtrak) admitted to operate on, along or over the Shared Infrastructure with the approval of FECR or AAF (as applicable and as permitted hereunder) being involved, then, for the purpose of determining the apportionment of liability, cost and expense as between AAF and FECR under this Section 7.2, AAF and FECR shall first apply the liability provisions of any applicable agreement(s) governing such third party passenger or freight railroad’s operations on, along and over the Shared Infrastructure (or any portion thereof) to determine such third party passenger or freight railroad’s responsibility for such loss, damage, destruction, injury or death. Any cost and expense for such loss, damage, destruction, injury or death that is not assumed by the third party passenger or freight railroad pursuant to such applicable agreement(s) shall be allocated between AAF and FECR in the manner set forth in Section 7.2(d).

(h)          Incidents Involving Amtrak. Whenever any loss of, damage to or destruction of any property whatsoever, or injury to or death of any person or persons whomsoever, occurs with the trains, locomotives, rail cars or rail equipment of, or in the account of, Amtrak being involved, then, for the purpose of determining the apportionment of liability, cost and expense as between AAF and FECR under this Section 7.2, AAF and FECR shall first apply the liability provisions of any applicable agreement(s) with Amtrak or any order of the Surface Transportation Board (“STB”) establishing terms and conditions for Amtrak’s access to and use of the Shared Infrastructure to determine Amtrak’s responsibility for such loss, damage, destruction, injury or death. Any cost and expense for such loss, damage, destruction, injury or death that is not assumed by Amtrak pursuant to such applicable agreement(s) or STB order shall be allocated between AAF and FECR in the manner set forth in Section 7.2 (b),(c) or (d), as applicable.

7.3          Indemnification. Whenever any liability, cost or expense is to be assumed by, borne by or apportioned to one party hereto under any of the provisions of this Section 7,

then that party shall to the extent provided herein (i) forever protect, defend, indemnify and hold harmless the other party to this Agreement, and its affiliates and their respective officers, directors, managers, agents, employees and representatives, from and against that liability, cost and expense, and (ii) defend the indemnified party against such claims with counsel selected by the responsible party and approved by the indemnified party. Such indemnification shall include all expenses, including attorney’s fees and expenses, and any other expenses of any court or regulatory proceeding, incurred by the indemnified party in defending a claim for which the indemnifying party is responsible,

7.4          Obligations to Employees. In every case of death or injury suffered by an Employee of either AAF or FECR (including Service Employees), when compensation to such Employee or Employee’s dependents is required to be paid under any workmen’s compensation, occupational disease, employer’s liability or other law, and either of said parties, under the provisions of this Agreement, is required to pay said compensation, if such compensation is required to be paid in installments over a period of time, such party shall not be released from paying any such future installments by reason of the assignment, transfer or termination of this Agreement prior to any of the respective dates upon which any such future installments are to be paid.

7.5          Investigation.

(a)          FECR shall be responsible for investigating, adjusting and defending (i) all freight loss and damage claims filed with it in accordance with applicable provisions of law and (ii) all claims involving injuries to and/or deaths of FECR Employees and Service Employees, regardless of whether either FECR or AAF solely or AAF and FECR jointly are liable for such claims under the provisions of this Agreement. AAF shall be responsible for investigating, adjusting and defending (i) all claims involving injuries to and/or deaths of Rail Passengers, and (ii) all claims involving injuries to and/or deaths of AAF Employees regardless of whether either FECR or AAF solely or AAF and FECR jointly are liable for such claims under the provisions of this Agreement.

(b)          Except as otherwise provided in Section 7.5(a), AAF and FECR each shall be responsible for the payment, handling, administration and disposition of all claims for injuries, deaths, property damage and losses for which it bears sole responsibility under this Section 7. AAF and FECR shall have joint responsibility for the payment, handling, administration and disposition of all claims for injuries, deaths, property damage and losses for which they are jointly responsible under this Section 7. In assigning such joint responsibility to AAF and FECR, it is not intended that AAF and FECR will, in every instance, actually act jointly, but rather that they will agree between themselves on the most practical and efficient arrangement for handling, administering, and disposing of claims for injuries, deaths, property damage and losses for which they bear joint responsibility, with the objective of eliminating unnecessary duplication of effort and minimizing the overall cost of administering such claims.

(c)          The party hereto receiving notice of the filing of a claim will promptly notify the other party of such filing where liability therefore may be joint or that of the other party. FECR and AAF will reasonably cooperate with each other in all such investigations, adjustments and defenses, and AAF and FECR will provide each other, upon request therefore, a copy of all documents and written communications (other than documents and communications subject to attorney/client privilege) and produce witnesses, experts or exhibits in their employment or control to assist in the preparation and defense of any such claim and/or litigation with respect thereto.

(d)          In the event that a claim or suit is asserted against any party which is the other party’s duty hereunder to investigate, adjust or defend, then, unless otherwise agreed, such other party shall, upon request, take over the investigation, adjustment and defense of such claim or suit. The party relieved of duties in respect of such claim or suit shall reasonably cooperate as requested by the party investigating, adjusting or defending said claim or suit.

(e)          All costs and expenses incurred by FECR and/or AAF in connection with the investigation, adjustment and defense of any claim or suit under this Agreement shall be included as costs and expenses in applying the liability provisions set forth in this Agreement.

(f)          Neither AAF nor FECR shall settle or compromise any claim, demand, suit or cause of action for which the other party has any liability under this Agreement without the concurrence of such other party if the consideration for such settlement or compromise exceeds Fifty Thousand Dollars ($50,000.00).

7.6          Each provision of this Section 7 shall be interpreted so as to be effective and valid. Inthe event that any provision of this Section 7 shall, for any reason, be held invalid, illegal or unenforceable in any respect, then this Section 7 shall be construed as if such provision had never been contained herein in order to give effect to the fullest extent to the purposes of this Section 7 and the intentions of the parties with respect thereto.

7.7          Nothing expressed or implied in this Section 7 is intended to or shall be construed to: (i) confer upon or to give any person other than the parties hereto and their respective successors and permitted assigns any right or benefit under or by reason of this Section 7; or (ii) limit or restrict either party hereto from seeking damages indemnification, redress or other relief from any person other than the parties hereto and their respective successors and permitted assigns.

8.          INSURANCE

8.1          AAF, at its sole cost and expense, shall procure prior to the initiation of any Passenger Service operations pursuant to this Agreement, and shall at all times maintain in force and effect, one or more policies of liability insurance. Such liability insurance shall have a limit of the greater of (i) Two Hundred Ninety-Five Million Dollars ($295,000,000) combined single limit for personal injury and property damage per occurrence with deductible or self-assumed amounts as may be reasonable and customary from time to time, and (ii) such other limit on rail passenger liability as may be prescribed by law from time to time. Such AAF policy shall cover FECR as an additional insured, and AAF shall use its reasonable best efforts to cause such insurance policy to cover FECR as a named insured. Such policy shall extend coverage to FECR for third party personal injury and property damage and shall contain a waiver of exclusion for punitive damages. The said liability coverage shall provide employer’s liability coverage to FECR for liabilities incurred to employees under the Federal Employer’s Liability Act. Such insurance shall also include terrorism coverage. All insurance provided for in this Section 8.1 shall be obtained under valid and enforceable policies issued by insurers with a claims paying ability rated “A” or better or its equivalent by S&P. AAF shall furnish FECR’s General Counsel, 7411 Fullerton Street, Suite 300, Jacksonville, Florida 32256, a copy of the liability insurance policy required hereunder. The policy shall be endorsed to provide for not less than thirty (30) days’ notice to FECR’s General Counsel prior to termination of or change in the coverage.

8.2          FECR, at its sole cost and expense, shall procure prior to the initiation of any Passenger Service operations pursuant to this Agreement, and shall at all times maintain in force and effect, one or more policies of liability insurance. Such liability insurance shall have a limit of Two Hundred Million Dollars ($200,000,000) combined single limit for personal injury and property damage per occurrence with deductible or self-assumed amounts as may be reasonable and customary from time to time. Such FECR insurance policy shall cover AAF as an additional insured, shall extend coverage to AAF for third party personal injury and property damage, and shall contain a waiver of exclusion for punitive damages. Such insurance shall also include terrorism coverage. All insurance provided for in this Section 8.2 shall be obtained under valid and enforceable policies issued by insurers with a claims paying ability rated “A” or better or its equivalent by S&P. FECR shall furnish AAF’s General Counsel, 2855 Lejeune Road, 4th Floor, Coral Gables, Florida 33134, a copy of the liability insurance policy required hereunder. The policy shall be endorsed to provide for not less than thirty (30) days’ notice to AAF’s General Counsel prior to termination of or change in the coverage.

8.3          AAF and FECR shall arrange for liability coverage for DispatchCo in the amounts and subject to the same terms and conditions for AAF and FECR liability insurance set forth in Sections 8.1 and 8.2. Such insurance coverage may be provided by adding DispatchCo as an additional insured on the policy maintained by AAF pursuant to Section 8.1, the policy maintained by FECR pursuant to Section 8.2, or both, or by obtaining one or more policies of liability insurance for DispatchCo. AAF and FECR shall cooperate in determining the most efficient and economical means of providing DispatchCo the insurance coverage required by this Section 8.3. The cost of such liability insurance for DispatchCo shall be borne equally by AAF and FECR.

8.4          The amount of insurance required of AAF and FECR, respectively, under this Section 8 shall be adjusted from time to time during the term of this Agreement to reflect the effects of inflation, changes in applicable legal requirements and such other matters as may be mutually agreed upon by the parties hereto.

8.5          Any third party railroad operating Passenger Service as a designee of AAF pursuant to Section 2.3(b) of this Agreement shall be required to maintain at least the same insurance coverage as that required pursuant to Section 8.1. Any third party railroad operating Freight Service admitted by FECR pursuant to Section 2.3(e) of this Agreement shall be required to maintain at least the same insurance coverage as that required pursuant to Section 8.2.

8.6          FECR shall procure, and shall maintain in force and effect at all times during the term of this Agreement, one or more policies of property insurance covering the

Shared Infrastructure. Such property insurance shall have such limits, deductibles and/or self-assumed amounts as the parties may agree upon from time to time. Such FECR property insurance policy shall cover AAF as a loss payee. Unless otherwise agreed between the parties, FECR and AAF each shall bear 50 percent of the cost of such property insurance; provided that, FECR shall bear 100% of the cost of property insurance for the West Palm Beach – Cocoa segment of the Shared Infrastructure until the date upon which AAF commences Passenger Service between West Palm Beach and Cocoa, Florida.

9.          CASUALTY LOSSES.

9.1          In the event that any portion of the Shared Infrastructure is damaged or destroyed by any incident or occurrence not covered by Section 7, including without limitation flood, fire, civil disturbance, vandalism, earthquake, storm, sabotage or act of God, then unless the parties mutually agree in writing not to repair or replace such portion of the Shared Infrastructure, FECR shall either: (i) repair, or cause to be repaired, that portion of the Shared Infrastructure so damaged or destroyed to substantially the same condition as existed prior to such incident or occurrence, or (ii) replace, or cause to be replaced, such portion with property of like kind, condition, quality and utility. The cost and expense of such repair or replacement that is not covered by insurance shall be apportioned between FECR and AAF as follows: (i) the cost and expense of any repair or replacement required for the exclusive use or benefit of FECR or AAF shall be borne and paid entirely by the party for whose exclusive use or benefit such repair or replacement is made, and (ii) AAF and FECR each shall bear 50 percent of the cost and expense of any repair or replacement required for the joint use or benefit of FECR and AAF.

10.        DEFAULT AND REMEDIES.

10.1          Default.  Except as otherwise provided in Sections 10.2, 10.3 and 10.4, a party will not be in default under this Agreement unless such party shall have been served with a written notice specifying the nature of such party’s breach or default of the terms and conditions of this Agreement, and the party receiving such notice shall fail to cure such breach within thirty (30) days after receipt of such notice, or shall fail to commence to cure the breach within such period of time if the breach cannot, by its nature, be cured within the said thirty (30) day period, and thereafter, to proceed diligently to complete the curing of the breach. Except as may be otherwise expressly provided in this Agreement, a party that has committed a breach, or is in default, under this Agreement shall forever protect, defend, indemnify and hold harmless the other party hereto from and against any and all liability and out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred by the non-breaching party as a result of or in connection with such breach or default prior to and until such time as such breach or default has been cured. The parties hereto expressly acknowledge that the nature and purpose of this Agreement is such that money damages alone may not be an adequate remedy for any breach or default of its terms, and that equitable relief, such as injunction, mandatory or otherwise, may be necessary in the event a party fails to cure a breach or default of this Agreement. In the event of any breach or default by a party hereto under any of the terms, restrictions, covenants and conditions provided herein, the other party, or its respective successors or assigns, as the case may be, shall have, in addition to the right to collect damages, the right to seek to enjoin such breach or threatened breach.

10.2         Default in Payment.   Notwithstanding the provisions of Section 10.1, a party shall be in default under this Agreement if such party shall fail to pay any amount due to the other party under the terms of this Agreement within thirty (30) days of the receipt of written notice of such default and demand for payment of such amount. If such a default in payment shall continue for a period of more than forty-five (45) days after receipt of such notice, AAF or FECR (as applicable) shall pay to the other party interest on such amount due at the Prime Rate published in the Wall Street Journal as of the date upon which such amount(s) were originally due and payable until the date upon which such amount(s) are paid in full.

10.3         Default in Insurance Coverage.   Notwithstanding the provisions of Section 10.1, if AAF or FECR (as applicable) shall fail to obtain, or to keep in full force and effect at all times, the insurance coverage required by Section 8 of this Agreement, AAF or FECR (as applicable) shall be in default immediately upon the failure to provide, or lapse or expiration of, such required insurance coverage. In such event, in addition to the other remedies provided herein, the non-defaulting party shall be entitled to obtain insurance coverage on behalf of the defaulting party, and the defaulting party shall indemnify the non-defaulting party for all costs and expenses (including reasonable attorneys’ fees) incurred by the non-defaulting party in obtaining such insurance coverage.

10.4         It is expressly agreed that no breach or default under this Agreement shall entitle either party hereto to cancel, rescind or otherwise terminate this Agreement or any of the Passenger Easements, or the rights granted pursuant to this Agreement, the Auxiliary Covenants set forth herein or any of the Passenger Easements, but this limitation shall not affect, in any manner, any other rights or remedies which the parties may have hereunder or otherwise under any applicable law.

11.        FORCE MAJEURE.

The obligations, other than payment obligations, of the parties to this Agreement shall be subject to force majeure (including flood, earthquake, hurricane, tornado or other severe weather or climate condition, riot, washout, explosion, Acts of God, acts of terrorism or public enemy, war, blockage, insurrection, vandalism or sabotage, fire, strike, lockout or labor dispute, embargoes or STB service orders, or governmental laws, orders or regulations, and other causes or circumstances beyond the control of a party (in each case, a “Force Majeure Event”) but only as long as, and to the extent that, such Force Majeure Event shall reasonably prevent performance of such obligations by the affected party. In the event that a Force Majeure Event impairs either party’s ability to fulfill its obligations to the other party under this Agreement, said party shall (i) promptly notify the other party of the existence and anticipated duration of such Force Majeure Event, and (ii) take all commercially reasonable measures to restore performance of its obligations in a timely manner.

12.        SUCCESSORS AND ASSIGNS.

12.1          This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and permitted assigns (including without limitation any trustee, receiver, or debtor-in-possession in any bankruptcy or similar proceeding).

12.2          Except as otherwise provided in Section 12.3, 12.4 and 12.5, no party may assign this Agreement, in whole or in part, or any of its rights, remedies, interests or obligations hereunder, to any person, firm, partnership, corporation or governmental entity without obtaining the prior written consent of the other party hereto, which consent will not be unreasonably withheld, conditioned or delayed.

12.3          FECR may assign this Agreement, upon prior written notice to AAF, without the prior consent of AAF, (i) to any affiliate of FECR; (ii) in connection with the sale, conveyance or transfer of all or substantially all of FECR’s shares, membership interests, rail assets or operations to a third party, so long as such sale, conveyance or transfer includes the FECR Infrastructure, the Burdened Property and the Passenger Easements, if owned by FECR at the time of such sale or transfer; or (iii) in part, in connection with the sale, conveyance or transfer of a portion of FECR’s rail assets or operations to a third party.

12.4          AAF may assign this Agreement to an affiliate of AAF, upon prior written notice to FECR, without the prior consent of FECR. The rights, interest and obligations of AAF under this Agreement, upon prior written notice to FECR, shall automatically transfer without the prior written consent of FECR (i) in whole, in connection with the assignment to any grantee (and its successors and assigns) of the Passenger Easements; or (ii) in part, in connection with the assignment to any grantee (and its successors and assigns) of the Miami to West Palm Beach Passenger Easement or the West Palm Beach to Cocoa Passenger Easement (as applicable). The parties shall agree on an allocation method under this Agreement if there is more than one grantee under all of the Passenger Easements.

12.5          Subject to Section 14.1 and Section 14.2 (as applicable), AAF or FECR may sell, convey, lease or transfer all or any portion of the AAF Infrastructure or FECR Infrastructure (as applicable) or the Burdened Property to a third party; provided, that at the time of such sale, conveyance, lease or transfer, AAF or FECR (as applicable) shall also (i) assign this Agreement to such third party to the extent that it applies to the portion of the AAF Infrastructure, FECR Infrastructure and/or Burdened Property sold, conveyed, leased or transferred, or (ii) otherwise provide for the assumption by such third party of the rights and obligations of AAF or FECR (as applicable) under this Agreement with respect to the portion of the AAF Infrastructure, FECR Infrastructure and/or Burdened Property sold, leased or transferred, in a written instrument acceptable in form and substance to the other party to this Agreement.

12.6          FECR and AAF hereby acknowledge and agree that, notwithstanding anything to the contrary in this Agreement, the Passenger Easements or any other related document, any assignment or purported assignment by FECR or AAF or their respective successors or assigns of this Agreement (or any portion thereof), whether pursuant to this Section 12 or otherwise, shall not, and shall not be deemed to, hinder, delay, limit, restrict, impair or affect in any way the rights, interests, remedies and obligations of the other party, its successors or assigns, pursuant to or in connection with the Passenger Easements, this Agreement and the Auxiliary Covenants. Further, FECR and AAF hereby acknowledge and agree that it is their mutual intention that the Passenger Easements and Auxiliary Covenants shall constitute, and shall be deemed to constitute, real covenants running with the relevant underlying real property interests (including their respective interests in the Burdened Property, the

Passenger Easements, the FECR Infrastructure and the AAF Infrastructure), and shall, to the fullest extent practicable under applicable law, bind any party having or acquiring any right, title or interest in, to or over the Burdened Property, the Passenger Easements, the FECR Infrastructure, the AAF Infrastructure, or any part thereof, as well as their respective successors and assigns.

13.        DISPUTE RESOLUTION.

Any dispute arising between the parties with respect to the interpretation, enforcement or breach of this Agreement shall be resolved in the following manner:

13.1         Any dispute (other than a dispute relating to the apportionment of liability pursuant to Section 7 of this Agreement, which dispute shall be resolved in the manner set forth in Section 13.3) shall first be presented to the Service Standards Committee. The Service Standards Committee shall conduct such investigation of the disputed matter as it shall deem appropriate, and shall thereafter attempt to reach agreement regarding the dispute presented to it.

13.2         If the Service Standards Committee does not reach agreement regarding a dispute presented to it pursuant to Section 13.1 within forty-five (45) days after the dispute is presented to the Committee, then either party shall have the right to submit that dispute jointly to the Presidents of AAF and FECR for resolution.

13.3         If the Presidents of AAF and FECR, acting in good faith, are unable to resolve a dispute submitted to them pursuant to Section 13.2 within thirty (30) days after the dispute is submitted to them, then either party may elect to submit the dispute for binding arbitration by delivering to the other party written notice of such election (the “Arbitration Notice”). Upon delivery of an Arbitration Notice, the parties shall promptly submit the dispute to an arbitrator with railroad industry experience mutually chosen by and agreeable to the parties. If the parties are unable to agree upon a single arbitrator within ten (10) business days after delivery of the Arbitration Notice, then each party shall appoint an arbitrator of its choice with railroad industry experience within fifteen (15) business days after delivery of the Arbitration Notice. If a party fails to appoint an arbitrator within such time, the other party’s selected arbitrator shall arbitrate the dispute. If both parties choose an arbitrator within the prescribed time period, the two arbitrators so appointed shall mutually agree upon and appoint a third arbitrator with railroad industry experience within ten (10) business days from the date of their appointment. The dispute shall then be arbitrated and determined by the third arbitrator so appointed. The written decision of the arbitrator shall be final, binding and conclusive upon the parties. The arbitration shall be conducted pursuant to the Commercial Arbitration Rules published by the American Arbitration Association. in the event that a party to the dispute believes that discovery is required prior to the submission of evidence in the arbitration proceeding, each party shall be limited to: two (2) depositions, ten (10) interrogatories (including subparts, and ten (10) requests for admission. Each party shall pay the compensation, costs, fees and expenses of its own witnesses, experts, and counsel. Each party shall pay the compensation, costs and expenses of the arbitrator it chooses or, to the extent that the parties mutually agree upon an arbitrator or a third arbitrator is appointed in accordance with the terms hereof, AAF and FECR each shall pay 50 percent of the compensation, costs and expenses of such arbitrator. The arbitrator shall not have the power to award consequential or punitive damages or to determine violations of criminal or antitrust laws. Pending the written decision of the arbitrator, there shall be no interruption in the transaction of business under this Agreement, and all payments in respect thereto shall be made in the same manner as prior to the arising of the dispute until the matter in dispute shall have been fully determined by arbitration, and thereupon such payment or restitution shall be made as required by the written decision of the arbitrator.

14.         ABANDONMENT AND SALE OF SHARED INFRASTRUCTURE.

14.1         Subject to obtaining any required regulatory approval (or exemption), FECR and AAF each shall have the right at any time during the term of this Agreement to abandon or discontinue Freight Service or Passenger Service (as applicable) on, along and over all or any portion of the Shared Infrastructure. In the event that AAF abandons or discontinues Passenger Service on, along and over all or any portion of the AAF Infrastructure, or FECR abandons or discontinues Freight Service on, along and over all or any portion of the FECR Infrastructure, AAF or FECR (as applicable) shall continue to make such portion of the AAF Infrastructure or FECR Infrastructure (as applicable) available to the other party at such other party’s option pursuant to the terms hereof (unless the sale, dismantling or other disposition of the abandoned or discontinued segment is required by any financing agreement to which the abandoned or discontinued segment is subject), and this Agreement shall continue to apply in all respects to such portion of the AAF Infrastructure or FECR Infrastructure (as applicable) for so long as the other party desires to continue using it. In the event that an applicable financing agreement to which AAF or FECR is a party requires the sale, dismantling or other disposition of a segment of the AAF Infrastructure or FECR Infrastructure (as applicable) upon abandonment or discontinuance of Passenger Service or Freight Service on, along and over such segment, then AAF or FECR (as applicable) may sell, dismantle or otherwise dispose of such segment of the AAF Infrastructure or FECR Infrastructure; provided, that sufficient rail ties, ballast, switches and crossovers, other track material, signals and communications facilities, utilities, structures, and other improvements remain to enable the other party to continue to provide uninterrupted Passenger Service or Freight Service (as applicable) between all points served by the Shared Infrastructure.

14.2         If AAF or FECR intends to sell or otherwise dispose of all or any portion of the Shared Infrastructure owned by it, other than in connection with the abandonment or discontinuance of Passenger Service or Freight Service (as applicable) over such portion of the Shared Infrastructure, it shall provide the other party no less than ninety (90) days prior written notice of its intention to do so. In such event, the other party shall have sixty (60) days to make an offer to purchase the rights and interest of AAF or FECR (as applicable) in and to the segment proposed for sale or disposition. The parties shall thereafter negotiate in good faith the terms and conditions (including price) upon which the segment proposed for sale or disposition shall be conveyed to the party that made the offer. If the parties cannot reach agreement on such terms and conditions (including price) within sixty (60) days, then the party proposing to sell or dispose of a segment of the Shared Infrastructure may proceed with such sale or disposition to a third party; provided, that the subject segment may not be sold to a third party for less than 95% of the amount that the other party offered, and provided further, that AAF or FECR (as applicable) complies with the requirements of Section 12.5 of this Agreement in connection with such sale or disposition.

15.        LIENS

15.1         Pursuant to Section 2.4 of each of the Passenger Easements, AAF shall have the right to create, or suffer the creation of, mortgages, liens and encumbrances on (i) the Passenger Easements and (ii) any rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities, utilities, structures, and/or improvements (including, without limitation, stations, platforms, stairways, escalators, and elevators) constructed or placed on the Burdened Property and owned by AAF, in each case as reasonably necessary or desirable or legally required in connection with financing arrangements to which AAF is a party. If any mechanic’s, materialman’s or similar lien is filed against the Burdened Property on account of, in connection with or as a result of (i) the construction, installation, maintenance, modification or relocation of any rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities, utilities, structures, and/or improvements constructed or placed on the Burdened Property and owned by AAF, or (ii) the operation of Passenger Service on the Burdened Property, and the underlying obligation is an obligation of AAF under this Agreement, then AAF shall promptly take all necessary action to remove or bond over such lien at no cost to FECR, and AAF shall indemnify, defend and hold harmless FECR and its affiliates and their respective officers, directors, managers, agents, employees and representatives from and against any claim, liability, costs (including reasonable attorneys’ fees), suits and causes of action arising from or related to the lien and removal thereof.

15.2         FECR shall have the tight to create, or suffer the creation of, mortgages, liens and encumbrances on any rail, ties, ballast, switches and crossovers other track material, signals and communications facilities, utilities, structures, and/or improvements constructed or placed on the Burdened Property and owned by FECR, as reasonably necessary or desirable or legally required in connection with financing arrangements to which FECR is a party. If any mechanic’s, materialman’s or similar lien is filed against the Burdened Property on account of, in connection with or as a result of (i) the construction, installation, maintenance, modification or relocation of any rail, ties, ballast, switches and crossovers, other track material, signals and communications facilities, utilities, structures, and/or improvements constructed or placed on the Burdened Property and owned by FECR, or (ii) the operation of Freight Service on the Burdened Property, and the underlying obligation is an obligation of FECR under this Agreement, then FECR shall promptly take all necessary action to remove or bond over such lien at no cost to AAF, and FECR shall indemnify, defend and hold harmless AAF and its affiliates and their respective officers, directors, managers, agents, employees and representatives from and against any claim, liability, costs (including reasonable attorneys’ fees), suits and causes of action arising from or related to the lien and removal thereof.

16.	MISCELLANEOUS PROVISIONS.

16.1         Amendment or Waiver.

(a)          This Agreement may be amended or modified at any time and in any and all respects only by an instrument in writing executed by both AAF and FECR. In each instance in which either AAF or FECR is entitled to enforce any right or benefit under this Agreement, AAF or FECR, as the case may be, may: (i) extend the time for the performance of any of the obligations or other acts of the other party hereunder; and/or (ii) waive, in whole or in part, compliance with any of the terms and conditions of this Agreement by the other party.

(b)          Any agreement on the part of either AAF or FECR to any such extension or waiver shall be valid only if set forth in an instrument in writing signed and delivered on behalf of that party. Neither the failure on the part of either party to exercise nor any delay in exercising any exception, reservation, right, privilege, license, remedy or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any exception, reservation, right, privilege, license, remedy or power under this Agreement preclude any other or further exercise of the same or of any other exception, reservation, right, privilege, license, remedy or power, nor shall any waiver of any exception, reservation, right, privilege, license, remedy or power with respect to any occurrence be construed as a waiver of such exception, reservation, right, privilege, license, remedy or power with respect to any other occurrence.

16.2         Taxes.  Responsibility for property tax assessments relating to the Shared Infrastructure shall be allocated between AAF and FECR in the manner set forth in Schedule 16.2 to this Agreement.

16.3         Notices.  Any notices or communications hereunder shall be in writing and delivered personally, by first class mail, by national overnight courier, via facsimile or electronic mail (provided that, in conjunction with facsimile or electronic mail notice, such notice also is promptly sent in accordance with one of the other foregoing methods), addressed to the parties at the addresses listed below, or to such other addresses as the party may from time to time designate in writing in accordance with this Section 16.3. Notices shall be deemed received upon actual receipt of the notice by the primary party being sent the notice, or of mailed notice on the expiration of three (3) days after the date of mailing.

If to FECR, to:

Florida East Coast Railway, L.L.C.
Attention: Vice President - Engineering
7411 Fullerton Street, Suite 300
Jacksonville, FL 32256

With a copy to:

Florida East Coast Railway, L.L.C.
Attention: General Counsel
7411 Fullerton Street, Suite 300
Jacksonville, FL 32256

If to AAF, to:

All Aboard Florida-Operations LLC
c/o Florida East Coast Industries, Inc.
Attention: General Counsel
2855 Lejeune Road, 4th Floor
Coral Gables, Florida 33134

Either party may provide changes to its address or addresses by furnishing notice of such change to the other party in the same manner as provided above for all other notices.

16.4         Governing Law.  The laws of the State of Florida shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto except to the extent that Federal law supersedes or preempts such state law. Venue for legal proceedings under this Agreement shall be in Duval County, Florida.

16.5         Entire Agreement.  This Agreement, together with the Passenger Easements, supersedes all previous oral and written agreements between and representations by or on behalf of the parties (including without limitation the 2007 Use Agreements and the Original Agreement) and constitutes the entire agreement of the parties with respect to the subject matter hereof. FECR and AAF hereby acknowledge and agree that the Passenger Easements, this Agreement, the Memorandum of Joint Use Agreement and any other document executed or delivered in connection with any of the foregoing, are integrally interrelated and interdependent, and constitute, and shall be deemed to constitute, a single, unitary and indivisible agreement, and that the terms of the foregoing agreements and documents are, and shall be, expressly incorporated herein by reference, each as if fully set forth herein. If AAF and FECR enter into an agreement (or agreements) with any third party relating to the provision of commuter rail service on, along and over the Shared Infrastructure, and the terms of such agreement (or agreements) are deemed to conflict with, or are inconsistent with, the terms and conditions for the use of the Shared Infrastructure set forth herein, then, as between AAF and FECR, the terms and conditions of this Agreement shall govern the rights and obligations of AAF and FECR.

16.6          Effective Date and Term.  This Agreement shall become effective on the latest to occur of the following: (a) the date upon which this Agreement is executed by both parties; (b) the date upon which this Agreement is approved by the Advisory Boards of the Fortress Investment Group LLC funds that own AAF and FECR, respectively; (c) receipt of all required regulatory approvals or exemptions; and (d) the expiration of any time period required by the issuance of labor notices by AAF and/or FECR, should such labor notices be required (in either case, the “Effective Date”). The parties shall memorialize the Effective Date through an exchange of written correspondence.

(a)          This Agreement shall continue in force and effect for so long as the Passenger Easements and the Auxiliary Covenants shall run with the Burdened Property unless the parties hereto shall mutually agree in writing to terminate, amend and/or replace the same.

(b)          Termination of this Agreement shall not relieve or release either party hereto from any obligation assumed or from any liability which may have arisen or been incurred by such party under the terms of this Agreement prior to termination of the Agreement.

16.7          If any provision of this Agreement or the application thereof to either party hereto or to any circumstance shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent or for any reason, the remainder of this Agreement or the application of the provisions thereof to such party or circumstance, other than those determined to be invalid or unenforceable, shall not be affected thereby and shall be enforced to the fullest extent permitted by law. In such event, the parties shall promptly enter into such other agreement(s) as their respective legal counsel may deem appropriate in order to replace such invalid or unenforceable provisions in a manner that produces a result which is substantially equivalent to the terms of this Agreement in all material respects.

16.8          Nothing herein shall be interpreted as creating an association, partnership, joint venture or other joint undertaking between FECR and AAF.

16.9          In order to provide notice of the Passenger Easements, the Auxiliary Covenants, the material terms of this Agreement and the transactions contemplated thereby, FECR and AAF have assented to and executed a Memorandum of Joint Use Agreement, which shall be a covenant running with the land and be binding on any successor or assign of FECR and/or AAF. FECR and AAF have agreed that FECR shall promptly record and file the Memorandum of Joint Use Agreement and any other agreement, document or instrument reasonably requested by AAF, in each of the relevant jurisdictions in Florida.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

FLORIDA EAST COAST RAILWAY, L.L.C., a Florida limited liability company

By:	/s/ James R. Hertwig

ALL ABOARD FLORIDA-OPERATIONS LLC, a Florida limited liability company

By:

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed as of the date first above written.

FLORIDA EAST COAST RAILWAY, L.L.C., a Florida limited liability company

By:

ALL ABOARD FLORIDA-OPERATIONS LLC, a Delaware limited liability company

By:	/s/ Kolleen Cobb
Kolleen Cobb
Vice President